Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment no. 1 to Post-Effective Amendment No. 3 to the Registration Statement (Form S-11 No. 333-181777) and related Prospectus of KBS Legacy Partners Apartment REIT, Inc. for the registration of $2,760,000,000 in shares of its common stock and to the incorporation by reference therein of (i) our report dated February 26, 2013, with respect to the consolidated financial statements and schedule of KBS Legacy Partners Apartment REIT, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission; (ii) our report dated July 10, 2013, with respect to the statement of revenues over certain operating expenses of Millennium Apartment Homes for the fiscal year ended December 31, 2012, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (iii) our report dated June 12, 2013, with respect to the statement of revenues over certain operating expenses of Crystal Park at Waterford for the fiscal year ended December 31, 2012, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (iv) our report dated February 26, 2013, with respect to the statement of revenues over certain operating expenses of Watertower Apartments for the fiscal year ended December 31, 2012, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (v) our report dated December 18, 2012, with respect to the statement of revenues over certain operating expenses of Wesley Village for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (vi) our report dated June 26, 2012 with respect to the statement of revenues over certain operating expenses of Legacy at Martin’s Point for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (vii) our report dated May 29, 2012 with respect to the statement of revenues over certain operating expenses of Legacy Crescent Park for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; (viii) our report dated May 10, 2012 with respect to the statement of revenues over certain operating expenses of The Residence at Waterstone for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission; and (ix) our report dated April 12, 2012 with respect to the statement of revenues over certain operating expenses of Poplar Creek for the fiscal year ended December 31, 2011, included in its Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

January 31, 2014